Exhibit 99.1

reAlpha Tech Corp. Announces 326% Year-over-Year Revenue Growth for Quarter Ended September 30, 2025

Quarter marked continued platform expansion, AI integration, and operational progress across reAlpha’s real estate and mortgage businesses.

DUBLIN, OH – Nov. 12, 2025 (GLOBE NEWSWIRE) – reAlpha Tech Corp. (Nasdaq: AIRE) (the “Company” or “reAlpha”), an AI-powered real estate technology company, today announced financial results for the quarter ended September 30, 2025.

Financial Highlights

●	Revenue increased 326% to $1,445,137 in the third quarter of 2025, compared to $339,227 in the third quarter of 2024.

●	Cash was approximately $9.3 million as of the end of the third quarter of 2025, compared to $7.0 million as of the end of the third quarter of 2024.

●	Gross profit was $749,580 in the third quarter of 2025, compared to $225,866 in the third quarter of 2024. The increase was primarily driven by an increase in mortgage brokerage transactions provided by our subsidiary, reAlpha Mortgage (f/k/a Be My Neighbor), which included loan origination fees, broker commissions, and processing fees, and the revenue from our former subsidiary, GTG Financial, Inc. (“GTG Financial”). Gross profit margin declined from 67% to 52% year-over-year, primarily reflecting a higher contribution from loan brokerage services, which typically carry lower margins as direct broker commissions are recorded within cost of revenue.

●	Adjusted EBITDA was approximately $(2.2) million in the third quarter of 2025, compared to approximately $(1.3) million in the third quarter of 2024.

●	Net loss was approximately $5.8 million in the third quarter of 2025, compared to a net loss of approximately $2.1 million in the third quarter of 2024.

“We’re encouraged by the progress we made this quarter as our strategy continues to take hold,” said Piyush Phadke, Chief Financial Officer of reAlpha. “We believe we are well-positioned to continue delivering revenue growth in the coming quarters, driven by a stronger balance sheet and continued investment in AI to reinforce the foundation for sustainable performance and long-term value creation that we have been building.”

Business Highlights

●	reAlpha launched and upgraded its proprietary internal AI-powered Loan Officer Assistant to enhance automation and to assist with scalability across its mortgage operations. The upgraded internal assistant streamlines document review and communication workflows by automating document classification, extraction and validation, giving loan officers more time to focus on what matters most - the homebuyer. By reducing repetitive administrative tasks, the internal assistant allows mortgage professionals to dedicate greater attention to guiding homebuyers through the lending process with care, clarity, and confidence. The upgrade reflects reAlpha’s belief that technology should empower, not replace, human connection, helping to deliver a faster, more personalized, and more seamless homebuying experience.

●	reAlpha strengthened its balance sheet through multiple equity financings and the full repayment of its high-cost secured debt. The Company raised approximately $7.5 million in aggregate gross proceeds from its July 2025 equity offerings, approximately $10.0 million in gross proceeds from warrant exercises and approximately $0.9 million in gross proceeds through its ATM program. These capital inflows supported the full repayment of the Company’s secured promissory note with Streeterville Capital, a high-interest secured debt originally issued in 2024. The repayment fully extinguished the note and released all related obligations, leaving reAlpha with no outstanding secured debt at the parent level.

●	In August 2025, the GTG Financial acquisition was rescinded. As a result of the rescission, GTG Financial’s results and operations were only recognized through August 21, 2025 and as of such date, GTG Financial was no longer a subsidiary of reAlpha.

●	During the third quarter of 2025, reAlpha expanded its homebuying platform into Georgia and extended its mortgage footprint into Utah and Nevada. The Georgia launch marks the third state activation for reAlpha’s real estate brokerage services through its REALTOR® affiliate, supporting reAlpha’s national rollout strategy. reAlpha also launched mortgage operations in Utah and Nevada, appointing Jennifer Buserini to lead expansion into the Nevada market. These expansions extended reAlpha’s integrated realty and mortgage presence and enhanced the platform’s overall accessibility to consumers.

●	In September 2025, reAlpha expanded the capabilities of Claire, its proprietary AI-powered homebuying concierge, to help buyers navigate the homebuying process with greater clarity and confidence. The enhanced version identifies where users are in their journey and recommends their next best step - whether browsing homes, scheduling a showing, or beginning mortgage prequalification. By linking interactions across real estate and mortgage, Claire reduces friction and improves coordination among reAlpha’s services.

●	reAlpha implemented a unified customer communication framework and a new brand identity across its marketing, website, product, and automated communications channels to ensure brand alignment and clarity across all customer interactions. This initiative establishes a consistent identity throughout the homebuying journey and supports reAlpha’s objective to deliver a cohesive, end-to-end platform experience.

●	On September 22, 2025, reAlpha regained compliance with the minimum market value of listed securities (“MVLS”) requirement of Nasdaq Stock Market LLC (“Nasdaq”), as its MVLS closed above the $35 million threshold for ten consecutive business days.

About reAlpha Tech Corp.

reAlpha Tech Corp. (Nasdaq: AIRE) is an AI-powered real estate technology company that aims to transform the multi-trillion-dollar U.S. real estate services market. reAlpha is developing an end-to-end platform that streamlines real estate transactions through integrated brokerage, mortgage, and title services. With a strategic, acquisition-driven growth model and proprietary AI infrastructure, reAlpha is building a vertically integrated ecosystem designed to deliver a simpler, smarter, and more affordable path to homeownership. For more information, visit www.realpha.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements.” Any statements other than statements of historical fact contained herein, including statements by reAlpha’s Chief Financial Officer, Piyush Phadke, the expected future performance of the Company or the anticipated benefits of the integration, such as the acceleration in development of AI-powered products, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: reAlpha’s ability to pay contractual obligations; reAlpha’s liquidity, operating performance, cash flow and ability to secure adequate financing; reAlpha’s limited operating history and that reAlpha has not yet fully developed its AI-based technologies; whether reAlpha’s technology and products will be accepted and adopted by its customers and intended users; reAlpha’s ability to commercialize its developing AI-based technologies; reAlpha’s ability to integrate the business of its acquired companies into its existing business and the anticipated demand for such acquired companies’ services; reAlpha’s ability to successfully enter new geographic markets and to scale its operational capabilities to expand into additional geographic markets and nationally; the potential loss of key employees of reAlpha and of its subsidiaries; the outcome of certain outstanding legal proceedings or any legal proceedings that may be instituted against reAlpha; reAlpha’s ability to obtain, and maintain, the required licenses to operate in the U.S. states in which it, or its subsidiaries, operate in, or intend to operate in; reAlpha’s ability to successfully identify and acquire companies that are complementary to its business model; the inability to maintain and strengthen reAlpha’s brand and reputation; reAlpha’s ability to reduce the manual loan processing time and manual effort of its employees through the implementation of its AI-powered Loan Officer Assistant across real estate and mortgage operations; reAlpha’s ability to improve data accuracy and boost engagement of its brand through its redesigned website across real estate and mortgage operations; reAlpha’s ability to enhance its operational efficiency, improve cross-functional coordination and support the reAlpha platform’s continued growth through the implementation of new internal processes and initiatives, including upgrades thereto; reAlpha’s ability to continue attracting loan officers and maintain its relationship with its REALTOR® affiliate to expand its operations nationally; any accidents or incidents involving cybersecurity breaches and incidents; the availability of rebates, which may be limited or restricted by state law; risks specific to AI-based technologies, including potential inaccuracies, bias, or regulatory restrictions; risks related to data privacy, including evolving laws and consumer expectations; the inability to accurately forecast demand for AI-based real estate-focused products; the inability to execute business objectives and growth strategies successfully or sustain reAlpha’s growth; the inability of reAlpha’s customers to pay for reAlpha’s services; reAlpha’s ability to obtain additional financing or access the capital markets on acceptable terms and conditions in the future; reAlpha’s ability to maintain compliance with Nasdaq listing rules; reAlpha’s ability to regain compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2); changes in applicable laws or regulations, including with respect to the real estate market, AI and AI technologies, and the impact of the regulatory environment and complexities with compliance related to such environment; reAlpha’s ability to effectively compete in the real estate and AI industries; the health of the U.S. residential real estate industry and changes in general economic conditions;and other risks and uncertainties indicated in reAlpha’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Forward-looking statements are based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. Although reAlpha believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. reAlpha’s future results, level of activity, performance or achievements may differ materially from those contemplated, expressed or implied by the forward-looking statements, and there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking statements. For more information about the factors that could cause such differences, please refer to reAlpha’s filings with the SEC. Readers are cautioned not to put undue reliance on forward-looking statements, and reAlpha does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:

Cristol Rippe, Chief Marketing Officer

media@realpha.com

Investor Relations Contact:

Adele Carey, VP of Investor Relations

InvestorRelations@reAlpha.com

reAlpha Tech Corp. and Subsidiaries

Condensed Consolidated Balance Sheet

September 30, 2025 (Unaudited) and December 31, 2024

	September 30, 2025	December 31, 2024
ASSETS

Current Assets
Cash	$9,278,879	$3,123,530
Accounts receivable, net	42,943	182,425
Receivable from related parties	-	12,873
Prepaid expenses	2,509,042	180,158
Current assets of discontinued operations	-	56,931
Other current assets	361,558	487,181
Total current assets	12,192,422	4,043,098

Property and Equipment, at cost
Property and equipment, net	$50,378	$102,638

Other Assets
Investments	204,923	215,000
Other long term assets	-	31,250
Intangible assets, net	3,071,109	3,285,406
Goodwill	4,208,261	4,211,166
Capitalized software development - work in progress	-	105,900

TOTAL ASSETS	$19,727,093	$11,994,458

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$200,386	$655,765
Related party payables	5,622	9,287
Short term loans - related parties -current portion	227,504	261,986
Short term loans - unrelated parties -current portion	260,966	519,153
Accrued expenses	1,246,672	1,164,813
Deferred liabilities, current portion	1,117,807	1,534,433
Total current liabilities	$3,058,957	$4,145,437

Long-Term Liabilities
Embedded derivative liability	4,479,980	-
Preferred stock liability	377,343	-
Other long term loans - related parties - net of current portion	6,424	45,052
Other long term loans - unrelated parties - net of current portion	103,811	241,121
Note payable, net of discount	-	4,909,376
Other long term liabilities	801,000	1,086,000
Total liabilities	$8,827,515	$10,426,986

Stockholders’ Equity (Deficit)
Preferred Stock ($0.001 par value; 5,000,000 shares authorized) 1,000,000 shares designated as Series A Convertible Preferred Stock; 250,000 and 0 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	-	-
Common stock ($0.001 par value; 200,000,000 shares authorized, 103,050,651 shares outstanding as of September 30, 2025; 200,000,000 shares authorized, 45,864,503 shares outstanding as of December 31, 2024)	103,047	45,865
Common stock to be issued	280,000	-
Additional paid-in capital	61,610,536	39,770,060
Accumulated deficit	(51,008,326)	(38,260,913)
Accumulated other comprehensive (loss) income	(96,074)	5,011
Total stockholders’ equity of reAlpha Tech Corp.	10,889,183	1,560,023

Non-controlling interests in consolidated entities	10,395	7,449
Total stockholders’ equity	10,899,578	1,567,472

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$19,727,093	$11,994,458

reAlpha Tech Corp. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

For the Three and Nine Months Ended September 30, 2025 and 2024 (unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Revenues	$1,445,137	$339,227	$3,623,153	$422,006
Cost of revenues	695,557	113,361	1,733,441	139,687
Gross Profit	749,580	225,866	1,889,712	282,319

Operating Expense
Wages, benefits and payroll taxes	1,655,061	779,561	4,291,586	1,674,647
Repairs and maintenance	344	1,537	1,304	3,132
Utilities	4,963	2,555	16,881	5,197
Travel	27,172	75,424	111,556	186,705
Dues and subscriptions	29,732	37,491	121,971	74,234
Marketing and advertising	2,481,015	243,362	4,483,626	451,103
Professional and legal fees	996,329	441,569	2,742,220	1,222,086
Depreciation and amortization	132,001	99,009	393,445	239,792
Impairment of capitalized software	-	-	105,900	-
Other operating expense	371,764	170,548	1,032,663	345,832
Total operating expense	5,698,381	1,851,056	13,301,152	4,202,728

Operating Loss	(4,948,801)	(1,625,190)	(11,411,440)	(3,920,409)

Other Expense (income)
Changes in fair value of contingent consideration	(67,000)	-	(148,000)	-
Interest expense, net	388,364	119,485	934,365	130,607
Change in fair value of preferred stock liability and embedded derivative liability	95,495	-	(243,883)	-
Other expense, net	415,664	289,469	787,770	741,249
Total other expense	832,523	408,954	1,330,252	871,856

Net Loss from continuing operations before income taxes	(5,781,324)	(2,034,144)	(12,741,692)	(4,792,265)
Income tax (expense) benefit	-	-	-	-

Net Loss from continuing operations	(5,781,324)	(2,034,144)	(12,741,692)	(4,792,265)

Discontinued operations (Roost and Rhove)
Loss from operations of discontinued operations	-	(64,430)	-	(203,666)
Income tax benefit	-	-	-	-
Loss on discontinued operations	$-	$(64,430)	$-	$(203,666)

Net Loss	$(5,781,324)	$(2,098,574)	$(12,741,692)	$(4,995,931)

Less: Net Income (Loss) Attributable to Non-Controlling Interests	1,317	(26)	2,946	(74)

Net Loss Attributable to Controlling Interests	$(5,782,641)	$(2,098,548)	$(12,744,638)	$(4,995,857)

Other comprehensive income (loss)
Foreign currency translation adjustments	17,282	(33,917)	(89,154)	(33,917)
Total other comprehensive income (loss)	17,282	(33,917)	(89,154)	(33,917)

Comprehensive Loss Attributable to Controlling Interests	$(5,765,359)	$(2,132,465)	$(12,833,793)	$(5,029,774)

Basic loss per share
Continuing operations	$(0.07)	$(0.05)	$(0.22)	$(0.11)
Discontinued operations	$-	$-	$-	$-
Net Loss per share — basic	$(0.07)	$(0.05)	$(0.22)	$(0.11)

Diluted loss per share
Continuing operations	$(0.07)	$(0.05)	$(0.22)	$(0.11)
Discontinued operations	$-	$-	$-	$-
Net Loss per share — diluted	$(0.07)	$(0.05)	$(0.22)	$(0.11)

Weighted-average outstanding shares — basic	81,716,309	44,372,982	58,167,658	44,240,099

Weighted-average outstanding shares — diluted	81,716,309	44,372,982	58,167,658	44,240,099

reAlpha Tech Corp. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2025, and 2024 (unaudited)

	For the Nine Months Ended	For the Nine Months Ended
	September 30, 2025	September 30, 2024
Cash Flows from Operating Activities:
Net Loss	$(12,741,692)	$(4,995,931)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	393,445	304,222
Impairment of capitalized software	105,900	145,746
Amortization of loan discounts	545,624	-
Stock-based compensation - employees	557,999	207,454
Stock-based compensation - services	-	108,647
Change in fair value of contingent consideration	(148,000)	-
Loss on extinguishment of debt	438,834	-
Change in fair value of preferred stock liability and embedded derivative liability	(243,883)	-
Non-cash commitment fee expenses	375,000	375,000
Non-cash marketing and advertising	3,373,866	-
Non-cash compensation expense - GTG Financial	106,000	-
Non-cash dividend payable on Series A convertible preferred stock	78,391	-
Gain on rescission of GTG acquisition	(94,071)	-
Loss/(gain) on sale of property and equipment	48,748	(31,392)
Loss/(gain) from equity method investment	10,077	(20,663)
Changes in operating assets and liabilities
Accounts receivable	139,482	150,736
Receivable from related parties	12,873	-
Payable to related parties	(3,665)	-
Prepaid expenses	57,711	193,260
Other current assets	(286,820)	(6,843)
Accounts payable	(555,707)	(59,178)
Accrued expenses	(781,173)	(177,148)
Deferred liabilities	(236,101)	-
Total adjustments	3,894,530	1,189,841
Net cash used in operating activities	(8,847,162)	(3,806,090)

Cash Flows from Investing Activities:
Additions to property and equipment	(32,604)	(8,781)
Proceeds from sale of properties	-	78,000
Net cash acquired in business combination	349,529	(20,464)
Deconsolidation of GTG cash	(207,606)	-
Cash used for additions to capitalized software	(156,892)	(417,024)
Net cash used in investing activities	(47,573)	(368,269)

Cash Flows from Financing Activities:
Proceeds from issuance of debt	155,481	5,000,000
Payments of debt	(5,409,086)	(205,134)
Proceeds from issuance of common stock	21,615,811	-
Debt extinguishment expenses	(368,769)	-
Equity issuance expenses	(941,742)	-
Net cash provided by financing activities	15,051,695	4,794,866

Net increase in cash	6,156,960	620,507

Effect of exchange rate changes on cash	(1,611)	-

Cash - Beginning of Period	3,123,530	6,456,370

Cash - End of Period	$9,278,879	$7,076,877

Supplemental disclosure of cash flow information
Cash paid for interest	457,036	130,607

Noncash Investing and Financing Activities:
Preferred stock issuance - MMC transaction	5,000,000	-
Non-cash conversion of debt to equity – Streeterville Capital, LLC	720,065	-
Issuance of warrants to placement agents in connection with equity offerings	299,768	-

Non-U.S. GAAP Financial Measures

To supplement our financial information presented in accordance with U.S. GAAP, we believe “Adjusted EBITDA,” a “non-U.S. GAAP financial measure,” as such term is defined under the rules of the SEC, is useful in evaluating our operating performance. We use Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-U.S. GAAP financial measure may be helpful to investors because it provides consistency and comparability with past financial performance. However, this non-U.S. GAAP financial measure is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In addition, other companies, including companies in our industry, may calculate a similarly titled non-U.S. GAAP measure differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of this non-U.S. GAAP financial measure as a tool for comparison. A reconciliation is provided below for our non-U.S. GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are encouraged to review the related U.S. GAAP financial measure and the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable U.S. GAAP financial measure, and not to rely on any single financial measure to evaluate our business.

We use Adjusted EBITDA, a non-U.S. GAAP financial measure, to evaluate our operating performance and facilitate comparisons across periods and with peer companies. We reconcile our Adjusted EBITDA to our net income (loss) adjusted to exclude interest expense, depreciation and amortization, changes in fair value of contingent consideration and preferred stock, share-based compensation, and other non-cash, non-operating, or non-recurring items that we believe are not indicative of our core business operations. We believe this measure provides useful insight into our ongoing performance; however, it should not be considered a substitute for, or superior to, net income or other financial information prepared in accordance with U.S. GAAP.

The following table provides a reconciliation of net income to Adjusted EBITDA for the periods presented below:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30
	2025	2024	2025	2024
Net loss	$(5,781,324)	$(2,098,574)	$(12,741,692)	$(4,995,931)
Adjusted to exclude the following
Depreciation and amortization	132,001	163,439	393,445	304,222
Amortization of loan discounts and origination fee(1)	303,122	36,250	545,624	36,250
Non-cash marketing expenses(2)	2,079,874	-	3,373,865	-
Impairment of intangible assets	-	-	105,900	-
Changes in fair value of contingent consideration(3)	(67,000)	-	(148,000)	-
Change in fair value of preferred stock(4)	95,495	-	(243,883)	-
Loss on extinguishment of debt(5)	368,769	-	438,834	-
GTG deconsolidation gain(6)	(94,071)	-	(94,071)	-
Gain (loss) on equity method investments	7,679	108,382	10,077	(20,663)
Interest expense	85,242	119,881	388,741	131,723
GEM commitment fee (7)	125,000	125,000	375,000	375,000
Share based compensation (8)	286,656	113,037	557,999	207,454
Equity offering costs(9)	250,000	-	480,774	-
Acquisition-related expenses	-	178,678	87,352	363,426
Adjusted EBITDA	$(2,208,557)	$(1,253,907)	$(6,467,579)	$(3,598,519)

(1)	Represents amortization of all debt issuance costs and original issue discount due to the repayment of the secured promissory note issued to Streeterville Capital, LLC (“Streeterville”), including the prepayment penalty.

(2)	Represents the non-cash marketing expenses such as the utilization of credits from Mercurius Media Capital LP (“MMC”).

(3)	Represents remeasurement gains or losses related to the contingent consideration of reAlpha Mortgage.

(4)	Represents non-cash remeasurement gains or losses related to the shares of Series A Preferred Stock issued in the MMC transaction.

(5)	Represents a loss recognized upon the extinguishment of to the debt related to the secured promissory note issued to Streeterville.

(6)	Represents a gain recognized upon the rescission of the GTG Financial, Inc. acquisition.

(7)	Represents the commitment fee of $1,000,000 incurred in connection with the equity facility from GEM Yield Bahamas Limited and GEM Global Yield LLC SCS, which has been amortized over a period of 24 months, beginning on October 23, 2023.

(8)	Represents non-cash expenses related to shares of common stock issued to certain employees and restricted stock units granted to our executive officers and certain employees.

(9)	Represents legal and professional fees incurred in connection with the issuance of shares of common stock and warrants through the best efforts public offering completed on July 18, 2025, the registered direct offering and concurrent private placement completed on July 22, 2025, and the at-the-market program with Wainwright.